Kingsway Regains Full Compliance With NYSE Listing Standards

Toronto, Ontario (May 29, 2014) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced that it has received notification from the New York Stock Exchange (“NYSE”) that the Company is now back in compliance with NYSE’s continued listing standards. This is the result of Kingsway’s consistent positive performance with respect to the original business plan submitted to NYSE and the achievement of compliance with NYSE’s minimum market capitalization requirements.

On June 7, 2013, the Company received notice from NYSE that it was not in compliance with certain NYSE standards for continued listing of its common shares and submitted a business plan to NYSE to demonstrate its ability to achieve compliance with the standards within eighteen (18) months. Under NYSE’s continued listing criteria, a NYSE listed company must maintain average market capitalization of not less than $50 million over a 30 consecutive trading day period or reported shareholders' equity of not less than $50 million.

The Company is subject to a twelve-month follow-up review period during which the Company’s continued compliance with NYSE’s continued listing standards will be monitored, as well as NYSE’s normal continued listing monitoring.

About Kingsway
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. Kingsway owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2013 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.